Exhibit 10.11
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

Dated:	Shares

Certificate No. PCW-___
PRIMO WATER CORPORATION
COMMON STOCK PURCHASE WARRANT
     THIS CERTIFIES THAT for value received, subject to the terms and conditions set forth herein,                     , or its/his/her permitted assigns (the “Holder”), is entitled to purchase up to                      shares of Common Stock (the “Common Stock”) of Primo Water Corporation, a Delaware corporation (the “Company”), at a purchase price of Two Dollars and 40/100 ($2.40) per share (as adjusted from time to time as herein provided, the “Purchase Price”) upon presentation of this Warrant and payment of the Purchase Price for the shares of Common Stock purchased at the principal office of the Company or at such other place as shall have been designated by the Company. The number of shares of Common Stock which are purchasable hereunder, as adjusted pursuant to the provisions below, is hereinafter referred to as the “Warrant Shares.”
     This Warrant is subject to the following provisions:
     1. Exercise of Warrant. This Warrant may be exercised, in whole or in part, at the Holder’s election, at any time prior to expiration of the Warrant (subject to Section 6 hereof), which expiration shall occur upon the earlier of (i) the sixteenth (16th) day after delivery of a notice of an Exercise Event (as defined below) or (ii)                     . The Holder may exercise this Warrant by delivery to the Company of a written notice of such exercise and the tender to the Company of the Purchase Price for the Warrant Shares purchasable pursuant to such exercise of this Warrant. In case of an exercise to purchase less than all Warrant Shares purchasable hereunder, the Company shall cancel this Warrant and shall execute and deliver a new warrant of like tenor for the balance of the shares which may be purchased hereunder. As used herein, “Exercise Event” means (i) the closing of a public offering of shares of Common Stock resulting in aggregate proceeds to the Company of an amount greater than Twenty Million Dollars ($20,000,000) (a “Qualified Public Offering”), or (ii) closing of a consolidation, merger or other corporate reorganization, transfer of voting power or sale of all or substantially all of the assets of the Company, which, pursuant to the Third Amended and Restated Certificate of Incorporation of the Company (the “Charter”), may be deemed a liquidation, dissolution or winding up of the Company.

     2. Compliance with Securities Laws. The Holder of this Warrant, by its/his/her acceptance hereof, represents and acknowledges that this Warrant is acquired for the Holder’s own account for investment purposes only and that this Warrant and the Warrant Shares issuable upon exercise hereof, respectively, have not been registered under the Securities Act of 1933, as amended. Accordingly, any transfer of this Warrant and such Warrant Shares shall be subject to legal restrictions. The Holder agrees that it/he/she will not offer for sale or sell, assign or pledge, or otherwise dispose of (except through exercise) this Warrant or any Warrant Shares issued to the Holder pursuant to exercise hereof, except in accordance with applicable securities laws.
     3. Shares of Common Stock in Reserve. The Company agrees at all times to reserve a sufficient number of authorized but unissued shares of Common Stock for the purposes of the exercise of this Warrant, and to take such action as may be necessary to ensure that all Warrant Shares issued upon exercise of this Warrant will be duly and validly authorized and issued and fully paid and nonassessable.
     4. No Voting or Dividend Rights: This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, and no dividend or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares which may be purchased hereunder until and unless, and except to the extent that, this Warrant shall be exercised.
     5. Adjustment of Purchase Price and Number of Shares:
     a. The Purchase Price hereof shall be subject to adjustment from time to time. In case the Company shall (a) pay a dividend on its Common Stock in Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares, then, in such an event, the Purchase Price in effect immediately prior thereto shall be adjusted proportionately so that the adjusted Purchase Price will bear the same relation to the Purchase Price in effect immediately prior to any such event as the total number of shares of Common Stock outstanding immediately prior to any such event shall bear to the total number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Subsection 5.a. (a) shall become effective retroactively immediately after the record date in the case of a dividend and (b) shall become effective immediately after the effective date in the case of a subdivision or combination. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein.
     b. Upon each adjustment of the Purchase Price pursuant to subsection 5.a., the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock, rounded down to the nearest whole share, obtained by multiplying (i) the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of this Warrant, (ii)

by the Purchase Price in effect prior to such adjustment, and (iii) dividing the product so obtained by the new Purchase Price.
     c. In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, this Warrant shall be exercisable after such capital reorganization or reclassification upon the terms and conditions specified in this Warrant, for the number of shares of stock or other securities which the Common Stock issuable (at the time of such capital reorganization or reclassification) upon exercise of this Warrant would have been entitled to receive upon such capital reorganization or reclassification if such exercise had taken place immediately prior to such action. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this Subsection 5.c.
     d. Whenever the Purchase Price is adjusted as herein provided, the Company shall compute the adjusted Purchase Price in accordance with Subsection 5.a. and shall prepare a certificate signed by its chief financial officer setting forth the adjusted Purchase Price and showing in reasonable detail the method of such adjustment and the fact requiring the adjustment and upon which such calculation is based, and such certificate shall forthwith be forwarded to the Holder.
     e. The form of this Warrant need not be changed because of any change in the Purchase Price pursuant to this Section 5, and any Warrant issued after such change may state the same Purchase Price and the same number of shares of Common Stock as are stated in this Warrant as initially issued. The Company, however, may at any time in its sole discretion (which shall be conclusive) make any change in the form of this Warrant that it may deem appropriate and that does not affect the substance thereof. Any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.
     6. Notices to Holder of an Exercise Event. In case of an Exercise Event, the Company shall use reasonable efforts to cause to be delivered to the Holder at least fifteen (15) days prior to the date of consummation of such Exercise Event a notice setting forth (i) the occurrence of the Exercise Event, (ii) the anticipated date of consummation of such Exercise Event, and (iii) a summary of the material terms and conditions of such Exercise Event. For purposes hereof, notices or other communications hereunder shall be in writing, and shall be deemed effectively given upon personal delivery, upon confirmed delivery by facsimile, on the next day following delivery by a reputable overnight courier, or on the third day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the address set forth in the Company’s records.
     7. Replacement Warrant for Lost Certificate: Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the

Company, and reimbursement to the Company of all reasonable expenses incidental thereto (and upon surrender and cancellation of this Warrant if mutilated), the Company will execute and deliver a new warrant of like tenor, in lieu of this Warrant.
     8. Assignability and Binding Effect: This Warrant shall be binding upon and inure to the benefit of any and all successors and assigns of the Holder and the Company; provided, however, that no Assignment (as defined below) may be made by the Holder except for an Assignment to an Approved Party (as defined below). Any Assignment made without first complying with the provisions of this Section 8 shall be void and of no legal effect.
     9. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Holder.
     10. Entire Agreement. This Warrant and the Subscription Agreement dated as of the date hereof, by and between the Company and the Holder, supersede any and all other understandings and agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and constitute the only agreement between the parties with respect to such subject matter.
     11. Definitions. As used herein:
     a. “Affiliates” means with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purposes of this definition, “control” (including correlative meanings, such as the terms “controlling” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly, indirectly or beneficially, of either: (i) fifty-one (51%) equity ownership; or (ii) the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
     b. “Approved Party” means: (i) Affiliates; (ii) parents (including step-parents and adoptive parents) and children (including step-children, adopted children and children of the half-blood); (iii) partners or retired partners of a partnership, or members or retired members in a limited liability company; or (iv) Persons to whom an Assignment is made with the prior written approval of the Company. The Company’s approval shall not be unreasonably withheld, provided that, it may refuse such approval if the proposed assignee is reasonably believed by the Company to be a competitor of the Company.
     c. “Assignment” means any sale, assignment, gift, pledge, encumbrance or other transfer or disposition of this Warrant;

     d. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
     12. Governing Law. THIS WARRANT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.
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     IN WITNESS WHEREOF, the Company has executed this Warrant under seal effective as of the date first above written.

COMPANY:

PRIMO WATER CORPORATION

Doug Fullerton, Secretary